UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2008

SERVISFIRST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-53149	26-0734029
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Cahaba Road, Suite 300, Birmingham, Alabama	35223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 949-0302

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition.

On September 11, 2008, we distributed a press release to our shareholders reporting that our wholly owned subsidiary state bank, ServisFirst Bank (the “Bank”), exceeded $250 million in assets in the Huntsville market. A copy of the press release is attached as Exhibit 99.1. On September 17, 2008, we issued a press release reporting that the Bank has exceeded $1 billion in total assets. A copy of the press release is attached as Exhibit 99.2.

The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be considered “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits	Description

	99.1	Press Release Distributed September 11, 2008

	99.2	Press Release Issued September 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SERVISFIRST BANCSHARES, INC.

Date: September 17, 2008	By:	/s/ Thomas A. Broughton III

Thomas A. Broughton III Chief Executive Officer

EXHIBIT INDEX

Exhibits	Description

99.1	Press Release Distributed September 11, 2008

99.2	Press Release Issued September 17, 2008